Exhibit 23.1

Consent of Independent Auditors

To the Board of Directors and
Stockholders of Video Surveillance Limited Liability Company:

We consent to the incorporation by reference in the registration statement on Forms S-8 of DirectView Holdings, Inc. of our report dated November 22, 2017, with respect to the balance sheets of Video Surveillance Limited Liability Company as of December 31, 2016 and 2015, and the related statements of operations, shareholder’s equity, and cash flows for the year ended December 31, 2016 and the period of April 9, 2015 through December 31, 2015. , which report appears in the Form 8-K of Video Surveillance Limited Liability Company expected to be dated November 22, 2017.

/s/ Assurance Dimensions
Certified Public Accountants
Coconut Creek, FL
November 22, 2017

Consent of Independent Auditors

To the Board of Directors and
Stockholders of APEXCCTV, LLC:

We consent to the incorporation by reference in the registration statement (Nos. 333-215984 and 333-219846) on Forms S-8 of DirectView Holdings, Inc. of our report dated November 22, 2017, with respect to the balance sheets of APEXCCTV, LLC as of December 31, 2016 and 2015, and the related statements of operations, shareholder’s equity, and cash flows for each of the years in the two-year period ended December 31, 2016 , which report appears in the Form 8-K of APEXCCTV, LLC expected to be dated November 22, 2017.

/s/ Assurance Dimensions
Certified Public Accountants
Coconut Creek
November 22, 2017